UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 11, 2014

TeleTech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11919	84-1291044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

(303) 397-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Marc L. Holtzman as an Independent Director

On July 16, 2014, the Board of Directors (the “Board”) of TeleTech Holdings, Inc. (the “Company”) appointed Marc L. Holtzman to fill a vacancy on the Board of Directors, effective July 31, 2014 for a term ending at the next regularly scheduled Annual Stockholders Meeting.  Mr. Holtzman also has been appointed by the Board to serve on the Audit Committee of the Board of Directors.

Mr. Holtzman, 54, is Chairman of Meridian Capital HK, a Hong Kong private equity firm; and a member of the board of FTI Consulting, Inc., (NYSE:FCN) a global financial and strategic consulting firm, where he serves as a member of the nominating and corporate governance committee.  Between 2008 and 2012, Mr. Holtzman served as the executive vice chairman of Barclays Capital. From 2006 to 2008, he served as vice chairman of the investment banking division of ABN AMRO Bank. Between 1989 and 1998, Mr. Holtzman lived and worked in Eastern Europe and Russia, as co-founder and president of MeesPierson EurAmerica (a firm acquired by ABN AMRO) and as senior adviser to Salomon Brothers. Mr. Holtzman serves as a director of Sistema JSFC, (LONDON:SSA;GDR), a Russian listed investment company; and Bank of Kigali, a Rwandan bank. Between 2003 and 2005, Mr. Holtzman was President of the University of Denver; and between 1999 and 2003 he served in the cabinet of Governor Bill Owens as Colorado’s First Secretary of Technology. Mr. Holtzman holds a B.A.in Economics from Lehigh University.

The Board has determined that Mr. Holtzman is independent under the rules of the NASDAQ Stock Market as well as applicable rules and regulations adopted by the Securities and Exchange Commission. Mr. Holtzman will be compensated for his service on the Board in accordance with the Company’s compensatory and other arrangements for independent directors, which are described under the heading “Director Compensation Overview” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 8, 2014.

Receipt of Letter from NASDAQ

Following the Company’s 2014 Annual Stockholders Meeting in May 2014, the Audit Committee of the Board of Directors consists of only two members, in violation of NASDAQ Listing Rule 5605, which requires the Audit Committee to be composed of at least three members. The Company is relying on the cure period provided by Rule 5605(c)(4)(B) of the NASDAQ Listing Rules, which allows the Company until its next annual meeting of stockholders to regain compliance with Rule 5605(c)(2)(A) of the NASDAQ Listing Rules.

The Company conducted a Board candidate search and, as stated above, appointed Mr. Marc L. Holtzman as a member of its Board and its Audit Committee effective July 31, 2014.

On July 11, 2014, the Company received a letter from NASDAQ stating that the Company is no longer in compliance with Rule 5605(c)(2)(A) of the NASDAQ Listing Rules, requiring that the Audit Committee of the Board be comprised of at least three directors who meet certain independence and other requirements.  The Company intends to notify NASDAQ of Mr. Holtzman’s appointment to the Audit Committee, effective July 31, 2014, and the Company expects that this appointment will bring the Company into compliance with Rule 5605(c)(2)(A) of the NASDAQ Listing Rules.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated July 16, 2014 announcing the appointment of Marc L. Holtzman to the TeleTech Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 16, 2014

TeleTech Holdings, Inc.
(Registrant)

By:	/s/ Margaret B. McLean
Margaret B. McLean
Senior Vice President, General Counsel & Corporate Secretary

TELETECH HOLDINGS, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated July 16, 2014 announcing the appointment of Marc Holtzman to the TeleTech Board of Directors